Exhibit 10.4

Triton PCS Holdings, Inc.
Amended and Restated Stock and Incentive Plan
(As Amended)

1.   PURPOSE

     The purpose of this Triton PCS Holdings, Inc. Stock and Incentive Plan (as may be amended from time to time, the “Plan”) is to provide a means through which Triton PCS Holdings, Inc., a Delaware corporation (“Triton”), and its subsidiaries (collectively, the “Company”) may attract high caliber Associates to enter the employ of the Company and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company rest, and whose present and potential contributions to the welfare of the Company are of importance, may acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company and their desire to remain in its employ. A further purpose of the Plan is to provide such individuals with additional incentive and reward opportunities designed to enhance the profitable growth of the Company.

     This Plan is an amendment and restatement of the Triton PCS Holdings, Inc. 1999 Stock and Incentive Plan (the “1999 Plan”). Any awards issued under the 1999 Plan or any predecessor plan or arrangement, including the terms and conditions of any letter agreement previously issued to any participant under any such plan, shall continue in force and effect under the terms of the Plan.

2.   DEFINITIONS

     The following definitions shall be applicable throughout the Plan and shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”

(a)  "Associate” means any individual in an employment relationship with the Company or any parent or subsidiary corporation (as defined in section 424 of the Code) of the Company.

(b)   "Award” means a Restricted Stock Award granted to Holders under the Plan.

(c)   “Award Agreement” means any written agreement, instrument or document evidencing the terms and conditions of an Award. Each Award Agreement shall be subject to the terms and conditions of the Plan.

(d)  "Board” means the Board of Directors of Triton.

(e)  "Change of Control” except as otherwise provided under any Award, means any transaction or event, or series of transactions or events, whether voluntary or involuntary, that results in, or as a consequence of which, any of the following events shall occur: (i) any Person (as defined in the Stockholders’ Agreement) shall acquire, directly or indirectly, Beneficial Ownership (as defined in Rule 13d-3 of the 1934 Act) of more than 50% of the voting stock of Triton except in connection with any initial public offering of Triton’s equity securities, (ii) any sale of all or substantially all of the assets of Triton, or (iii) a proxy contest for the election of directors of Triton results in the individuals constituting the Board immediately prior to the initiation of such proxy contest ceasing to constitute a majority of the Board upon conclusion of such proxy contest.

(f)  “Code” means the Internal Revenue Code of 1986, as amended from time to time. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any rules or regulations promulgated under such section.

(g)  “Committee” means the Compensation Committee of the Board or, if no such committee shall exist, any members of the Board who are selected by the Board to administer the Plan in accordance with Section 4.

(h)  “Common Stock” means the Class A Common Stock of Triton or in the event of an adjustment pursuant to Section 10(a), then such stock as shall have been awarded or substituted pursuant to such adjustment.

(i)  “Company” has the meaning set forth in Section 1.

(j)  “Fair Market Value” means the market price of the Common Stock, determined by such methods or procedures as shall be established by the Committee from time to time; provided that in the event no such procedure has been established, the Fair Market Value shall be the closing price on the national securities exchange or market on which the Common Stock is traded on the date Fair Market Value is being determined, or if there are no transactions on that date, then the closing price for the preceding date upon which transaction occurred. Whenever possible, the determination of Fair Market Value by the Committee shall be based on prices reported in the Eastern Edition of the Wall Street Journal. Such determination shall be conclusive and binding on all Persons.

(k)  “Holder” means an Associate who has been granted an Award.

(l)  “Immediate Family” means, with respect to a Holder, the Holder’s spouse, children or grandchildren (including adopted children, stepchildren and grandchildren).

(m)  “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereby.

(o)  “Plan” has the meaning set forth in Section 1.

(p)  “Restricted Stock Award” means an Award granted under Section 7.

(q)  “Restriction Period” means the period of time during which a Restricted Stock Award is subject to restrictions, as determined by the Committee in its sole discretion.

(r)  “Rule 16b-3” means Securities and Exchange Commission Rule 16b-3 promulgated under the 1934 Act, as such may be amended from time to time, and any successor rule, regulation, or statute fulfilling the same or similar function.

(s)  “Stockholders’ Agreement” means the First Amended and Restated Stockholders’ Agreement dated as of October 27, 1999 between Triton and the stockholders of Triton named therein, as the same may be amended, modified or supplemented from time to time.

(t)  “Triton” has the meaning set forth in Section 1.

3.   EFFECTIVE DATE AND DURATION

     This Plan as amended and restated shall become effective as of February 26, 2004, following adoption by the Board, provided the Plan is approved by the stockholders of Triton within twelve months thereafter. Notwithstanding any provision in the Plan or in any Award Agreement under the Plan, no Award issued under this amended and restated Plan shall become vested or exercisable prior to such stockholder approval. No Awards shall be issued under this Plan after February 26, 2014. This Plan shall remain in effect until all restrictions imposed upon Restricted Stock Awards have been eliminated or such Awards have been forfeited.

4.    ADMINISTRATION

(a)  Composition of Committee. This Plan shall be administered by the Committee. The Committee shall include two or more members of the Board each of whom is both an “outside director,” within the meaning of Section 162(m) of the Code, and a “non-employee director” within the meaning of Rule 16b-3. To the extent that actions of the Committee are intended to satisfy the requirements of Rule 16b-3, as amended, actions of the Committee shall be considered effective provided such actions are approved solely by two or more members of the Committee, each of whom is a “Non-Employee Director” within the meaning of such Rule 16b-3. To the extent that actions of the Committee are intended to satisfy the requirements of section 162(m) of the Code, actions of the Committee shall be considered effective provided such actions are approved solely by two or more members of the Committee, each of whom is an “outside director” within the meaning of such section 162(m) of the Code.

(b)  Powers. Except as may be otherwise provided by the Board, and subject to the express provisions of the Plan, the Committee shall have authority, in its sole discretion, to take the following actions:

     (i)   to select and designate Holders;

     (ii)   to determine the number of Awards to be granted, the number of shares of Common Stock to which an Award will relate, the terms and conditions of any Award granted under the Plan (including any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, vesting, exercisability of an Award, and waivers or accelerations thereof, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

     (iii)    to determine whether, to what extent, and under what circumstances an Award may be settled or cancelled, forfeited or surrendered;

     (iv)   to prescribe the form of each Award Agreement, which need not be identical for each Holder;

     (v)   to adopt, amend, suspend, waive and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

     (vi)   to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement or other instrument hereunder; and

     (vii)   to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

(c)   Manner of Exercise of Committee Authority. In making such determinations, the Committee shall take into account the nature of the services rendered by the respective Associates, their present and potential contribution to the Company’s success, and such other factors as the Committee shall deem relevant. The Committee may delegate to officers of the Company the authority to act on behalf of the Committee with respect to any matter, right obligation, or election which is the responsibility of or which is allocated to the Committee herein (except for grants of Awards to (1) “covered employees”, under section 162(m) of the Code and (2) individuals subject to Section 16 of the 1934 Act.) A memorandum signed by all members of the Committee shall constitute the act of the Committee without the necessity, in such event, to hold a meeting. The determinations of the Committee on the matters referred to in this Section 4 shall be conclusive.

(d)   Limitation of Liability. Each member of the Committee shall be entitled, in good faith, to rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company, the Company’s independent certified public accountants, legal counsel or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on their behalf, shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

5.    GRANT OF RESTRICTED STOCK AWARDS

     The Committee may from time to time grant Awards to one or more Associates determined by it to be eligible for participation in the Plan in accordance with the provisions of Section 6. Upon approval of this amended and restated Plan and subject to shareholder approval as provided in Section 3 above, an additional 3,000,000 shares of Common Stock (subject to adjustments as provided in Section 8 shall become available for issuance under the Plan. The 4,954,494 shares of Common Stock (subject to adjustment as provided in Section 8) previously authorized for issuance under this Plan shall continue to be available for issuance to the extent not previously issued hereunder or to the extent that any prior Award lapses as further described below. Subject to adjustment as provided in Section 8, the aggregate number of shares of Common Stock that may be issued under the Plan to any individual Associate shall be 1,000,000. Shares of Common Stock shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award. To the extent that an Award lapses, the rights of its Holder terminate, an Award is paid in cash or is settled in a manner such that all or some of the shares of Common Stock covered by the Award are not issued, any shares of Common Stock subject to such Award shall again be available for the grant of an Award.

6.    ELIGIBILITY

     Awards may be granted only to individuals who, at the time of grant, are Associates. Awards may not be granted to any individual who immediately after such grant would become an owner, directly or indirectly, of more than 10% of the total combined voting power of all classes of capital stock of Triton. An Award may be granted on more than one occasion to the same individual.

7.    RESTRICTED STOCK AWARDS

(a)   Forfeiture Restrictions to be Established by the Committee. Shares of Common Stock that are the subject of a Restricted Stock Award shall be subject to restrictions on disposition by the Holder and an obligation of the Holder to forfeit and surrender the shares to Triton under certain circumstances (the "Forfeiture Restrictions”). An award may provide for immediate vesting. The Forfeiture Restrictions shall be determined by the Committee in its sole discretion, and, without limiting the generality of the foregoing, the Committee may provide that the Forfeiture Restrictions shall lapse upon (i) the attainment of one or more performance measures established by the Committee; (ii) the Holder’s continued employment with the Company; (iii) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion, or (iv) a combination of any of the foregoing. The performance measures may be subject to adjustment for specified significant extraordinary items or events, and may be absolute, relative to one or more other companies, or relative to one or more indexes, and may be contingent upon future performance of the Company during the performance period. Each Restricted Stock Award may have different Forfeiture Restrictions, in the discretion of the Committee.

(b)   Other Terms and Conditions. Shares of Common Stock awarded pursuant to a Restricted Stock Award shall be represented by one or more stock certificates registered in the name of the

Holder of such Restricted Stock Award. The Holder shall have the right to receive dividends during the Restriction Period, to vote the shares of Common Stock subject thereto, and to enjoy all other stockholder rights, except that (i) the Holder shall not be entitled to delivery of the stock certificate(s) representing unvested shares of Common Stock until the Restriction Period with respect to such shares shall have expired, (ii) Triton shall (or shall designate an agent or representative to) retain custody of the stock certificate(s) during the Restriction Period, (iii) the Holder may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the shares during the Restriction Period, and (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Award shall cause a forfeiture of the Restricted Stock Award. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms, conditions, or restrictions relating to Restricted Stock Awards, including rules pertaining to the termination of employment (by retirement, disability, death, or otherwise) or as a Holder prior to expiration of the Restriction Period. Such additional terms, conditions, or restrictions shall be set forth in an Award Agreement made in conjunction with the Restricted Stock Award. Such Award Agreement may also include provisions relating to (i) subject to the provisions hereof permitting accelerated vesting on a Change of Control, vesting of Awards, (ii) tax matters (including provisions (x) covering any applicable Associate wage withholding requirement, or (y) requiring additional “gross-up” payments to Holders to meet any excise taxes or other additional income tax liability imposed as a result of a Change of Control payment resulting from the operation of the Plan or of such Restricted Stock Agreement), and (iii) any other matters not inconsistent with the terms and provisions of the Plan that the Committee shall in its sole discretion determine.

(c)   Payment for Restricted Stock. A Holder shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law or the Committee.

(d)   Agreements. At the time any Award is made under this Section 7, Triton and the Holder shall enter into an Award Agreement setting forth each of the matters contemplated hereby and such other matters as the Committee may determine to be appropriate. The terms and provisions of the respective Award Agreements need not be identical.

(e)   Deferral of Receipt. Notwithstanding anything to the contrary in this Plan or a Restricted Stock Award, a Holder designated on the payroll of Triton as Senior Vice President or above (an “Eligible Holder”) may, in a manner prescribed by Triton, elect to defer the receipt of all or a portion of the Shares of Common Stock subject to a Restricted Stock Award during any calendar year prior to the year in which the Forfeiture Restrictions are scheduled to lapse. Such election shall also be available to an Eligible Holder with respect to any Shares of Common Stock subject to Forfeiture Restrictions scheduled to lapse on or after June 1, 2004 and before December 31, 2004 if such Eligible Holder makes an election to defer the receipt of such Shares of Common Stock prior to June 1, 2004. Any election may either: (i) continue in effect until the Eligible Holder changes or discontinues it or (ii) apply for a single year only. Any change or discontinuance of an election shall be effective for the year beginning after the change or discontinuance notice is received by Triton. To be effective, elections must be made on a form and in a manner prescribed by Triton. Any election to defer the receipt of Shares of Common Stock may be limited as necessary to satisfy applicable employment taxes or withholding requirements under applicable law. The Shares of Common Stock deferred pursuant to this Section 7(e) shall be distributed to the Eligible Holder (or his or her beneficiary, as applicable) within a reasonable period of time following the Eligible Holder’s termination from employment with the Company or, in accordance with the procedures established by the Committee in its sole discretion and at the election of the Eligible Holder, as of an earlier date at least two years following the last day of the calendar year in which the deferral is made. The eventual payment of the deferred Shares of Common Stock shall not be secured in any way and shall be a general obligation of the Company. The Committee may hold the Shares of Common Stock in a grantor trust established by the Company for purposes of meeting its obligations with respect to deferred compensation under this Plan or any other plan established by the Company. The Shares of Common Stock deferred pursuant to this Section 7(e) shall be credited for the benefit of any Eligible Holder pursuant to the terms of the Triton PCS Holdings, Inc. Nonqualified Deferred Compensation Plan. During the deferral period, the deferred Shares of Common Stock shall not be available for issuance for purposes of Section 5.

8.    ANTI-DILUTION; CHANGE OF CONTROL

(a)   Anti-Dilution. Subject to any required action by Triton’s stockholders, upon the occurrence of any event that affects the Common Stock in such a way that an adjustment of outstanding Awards is appropriate in order to prevent the dilution or enlargement of rights under the Awards (including any extraordinary dividend or other distribution (whether in cash or in kind), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event), the Committee shall make appropriate equitable adjustments, which may include adjustments to any or all of the number and kind of shares of stock (or other securities) which may thereafter be issued in connection with such outstanding Awards and adjustments to any exercise price specified in the outstanding Awards and shall also make appropriate equitable adjustments to the number and kind of shares of stock (or other securities) authorized by or to be granted under the Plan. Further, the Committee, in its sole discretion, may make appropriate equitable adjustments, including those described in the immediately preceding sentence, in any other circumstances under which the Committee deems such adjustments to be desirable.

(b)   Change of Control. In the event of a Change of Control, the Committee, in its discretion, may determine that any, all or none of the outstanding Awards shall immediately vest. The Committee, in its discretion, may also determine that upon the occurrence of a Change of Control, any, all or none of the Awards outstanding hereunder shall terminate within a specified number of days after notice to the Holder, and upon any such termination such Holder shall receive, with respect to each share of Common Stock subject to such Award, cash in an amount equal to the excess of (i) the higher of (x) the Fair Market Value of such share of Common Stock immediately prior to the occurrence of such Change of Control or (y) the value of the consideration to be received in connection with such Change of Control for one share of Common Stock over (ii) the purchase price per share, if applicable, of shares of Common Stock set forth in such Award. The provisions contained in the preceding sentence shall be inapplicable to an Award granted within six months before the occurrence of a Change of Control if the Holder of such Award is subject to the reporting requirements of Section 16(a) of the 1934 Act, if applicable. If the consideration offered to stockholders of Triton in any transaction described in this Section consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash. The provisions contained in this Section shall not terminate any rights of the Holder to further payments pursuant to any other agreement with Triton following a Change of Control.

9.    AMENDMENT AND TERMINATION

     Unless determined otherwise by the Board, the Committee may amend the Plan and any Award (and its related Award Agreement) at any time, except as otherwise specifically provided in such Award Agreement; provided that no change in any Award theretofore granted may be made that would impair the rights of the Holder of any Award under the Plan without the consent of such Holder, and provided, further, that the Committee may not, without approval of the stockholders, amend the Plan (a) to increase the maximum aggregate number of shares of Common Stock that may be issued under the Plan or (b) to change the class of individuals eligible to receive Awards under the Plan. Subject to Section 3, the Board, in its discretion, may suspend or terminate the Plan at any time.

10.    MISCELLANEOUS

(a)   No Right to an Award. Neither the adoption of the Plan nor any action of the Board or of the Committee shall be deemed to give an Associate any right to an Award except as may be evidenced by a written instrument from Triton reflecting a grant by Triton of an Award and setting forth the terms and conditions thereof. This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the payment of any Award.

(b)   No Employment Rights Conferred. Nothing contained in the Plan shall confer upon any Associate any right with respect to continuation of employment with the Company or interfere in any way with the right of the Company to terminate his or her employment at any time (subject to the terms of any written employment agreement with such Associate).

(c)   Other Laws; Withholding. Triton shall not be obligated to issue any shares of Common Stock until there has been compliance with such laws and regulations as Triton may deem applicable. Fractional shares of Common Stock may be awarded. The Company shall have the right to deduct in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations.

(d)   Severability. Any provision of the Plan prohibited by the law of any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition without invalidating the remaining provisions hereof.

(e)   No Restriction on Corporate Action. Except as expressly set forth in Section 9, nothing contained in the Plan shall be construed to prevent the Company from taking any corporate action that is deemed by the Company to be appropriate or in its best interests, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No

Associate, beneficiary, or other individual shall have any claim against the Company as a result of any such action.

(f)   Restrictions on Transfer. An Award shall not be transferable or assignable otherwise than: (i) by will or the laws of descent and distribution, or (ii) with the consent of the Committee.

(g)   Governing Law. This Plan shall be construed in accordance with the laws of the State of Delaware.

[END OF PLAN]